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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                          Date of Report June 2, 2000
                                         ------------

                           FARMERS NATIONAL BANC CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



            OHIO                                                   34-1371693
(STATE OR OTHER JURISDICTION OF          2-80339               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)    (COMMISSION FILE NUMBER)      IDENTIFICATION
NUMBER)

                              20 SOUTH BROAD STREET
                               CANFIELD, OH 44406
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                  (330)533-3341
               (REGISTRANTS TELEPHONE NUMBER, INCLUDING AREA CODE)


                                    COPY TO:

                               CHARLES D. NIEHAUS
                           BISCHOFF, KENNEY & NIEHAUS
                               5630 N. MAIN STREET
                              SYLVANIA, OHIO 43560
                   (419) 882-0594; E-MAIL: cniehaus@bknlaw.com
                                           --------------------

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

MERGER AGREEMENT WITH SECURITY FINANCIAL CORP.

         On May 26, 2000, Farmers National Banc Corp. ("Farmers"), an Ohio corporation, and Security Financial Corp. ("Security"), a Delaware corporation, entered into an Agreement and Plan of Merger ("Agreement"), pursuant to which Security will merge with and into Farmers through a tax-free, stock-for-stock exchange, with Farmers as the surviving corporation ("Merger"). Under the terms of the Agreement, upon the consummation of the Merger all shares of Security common stock issued and outstanding immediately prior to the Effective Time (as defined in the Agreement) of the Merger shall be converted into the right to receive that number of shares of Farmers common stock equal to a number (rounded to the nearest thousandth) obtained by dividing $90.00 by the Farmers Common Stock Average Closing Price (as defined in the Agreement); provided however, that the Exchange Ratio (as defined in the Agreement) shall not be less than 7.200, nor greater than 9.742, shares of Farmers common stock for each one share of Security common stock. As of May 30, 2000, the value of the transaction was approximately $32.6 million.

         On May 30, 2000, Farmers and Security issued a joint press release announcing the Merger, a copy of which is included as Exhibit 99.1 hereto and incorporated by reference herein.

         The Merger, which would be accounted for as a pooling of interests, is expected to close in the fourth quarter of 2000.

         The Agreement has been approved by the boards of directors of both companies. Consummation of the Merger is subject to certain customary conditions, including, among others, the adoption of the Agreement by the Farmers and Security shareholders and receipt of regulatory approvals.

                  The preceding description of the Agreement is qualified in its entirety by reference to the copy of the Agreement included as Exhibit 2.1 hereto, and which is incorporated by reference herein.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                (c)      Exhibits

                2.1 Agreement and Plan of Merger dated May 26, 2000 by and between Farmers National Banc Corp. and Security Financial Corp.

                99.1 Text of Press Release dated May 30, 2000 issued by Farmers National Banc Corp.

                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FARMERS NATIONAL BANC CORP.


Dated:     June 2, 2000                By:  /s/  Frank L. Paden
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                                       Frank L. Paden, President and Secretary